As filed with the Securities and Exchange Commission on September 24, 2013.

Registration No. 333-190781

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No.2
to
FORM F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENZYMOTEC LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	2833	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enzymotec Ltd.
Sagi 2000 Industrial Area
P.O. Box 6
Migdal Ha’Emeq 2310001, Israel
+972-74-717-7177

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Enzymotec USA, Inc.
55 Madison Avenue, Suite 400
Morristown, NJ 07960
Tel: (973) 912-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Dan Shamgar, Adv. David S. Glatt, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 Tel: 212-735-3000 Fax: 212-735-2000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House, 45 Rothschild Blvd. Tel Aviv 6578403, Israel Tel: +972-3-710-9191 Fax: +972-3-560-6555

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file Exhibits 3.6, 5.1 and 10.9 and to reflect such filing in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement.

Item 8. Exhibits and financial statement schedules

(a)	Exhibits

Exhibit no.	Description of exhibit
1.1	Form of Underwriting Agreement by and among Enzymotec Ltd. and the underwriters named therein#
3.1	Third Amended and Restated Articles of Association of the Registrant, as amended on October 3, 2011#
3.2	Extract showing changes to the Third Amended and Restated Articles of Association, approved by the shareholders on May 29, 2012#
3.3	Extract showing changes to the Third Amended and Restated Articles of Association, approved by the shareholders on April 17, 2013#
3.4	Extract showing changes to the Third Amended and Restated Articles of Association, approved by the shareholders on August 8, 2013#
3.5	Extract showing changes to the Third Amended and Restated Articles of Association, approved by the shareholders on September 2, 2013#
3.6	Form of Amended and Restated Articles of Association of the Registrant, to be effective upon closing of this offering
4.1	Specimen share certificate#
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
10.1	Agreement between the Israel Land Administration and Registrant, dated September 17, 2009 relating to Registrant’s facility at the Sagi 2000 Industrial Area, Migdal Ha’Emeq, Israel and Addendum thereto dated August 14, 2013∞#
10.2	Shareholders’ Agreement between AarhusKarlshamn AB (publ) and Enzymotec Ltd. regarding the joint venture company Advanced Lipids AB dated June 14, 2007†#
10.3	Share Purchase Agreement, dated September 27, 2011, among Enzymotec Ltd. and the investors identified therein#
10.4	Joinder to Share Purchase Agreement between Enzymotec Ltd. and Glenrock dated December 29, 2011#
10.5	Joinder to Share Purchase Agreement between Enzymotec Ltd. and Israel Secondary Fund (ISR) L.P. dated December 29, 2011#
10.6	Joinder to Share Purchase Agreement between Enzymotec Ltd. and Israel Secondary Investments (BVI) L.P. dated December 29, 2011#
10.7	Form of Joinder to Share Purchase Agreement between Enzymotec Ltd. and each of five Vintage entities dated January 31, 2012#
10.8	Amendment and Joinder to Share Purchase Agreement among Enzymotec Ltd., certain Vintage Venture entities and TPY Capital SA dated March 8, 2012#
10.9	Amended and Restated Investors’ Rights Agreement, to be effective upon the closing of this offering, among Enzymotec Ltd. and the investors identified therein
10.10	Reserved
10.11	Reserved
10.12	Enzymotec Ltd. Employee Share Option Plan (1999)#
10.13	Enzymotec Ltd. 2003 Israeli Share Option Plan, as amended as of April 17, 2013#
10.14	2012 U.S. Addendum to 2003 Israeli Share Option Plan#
10.15	Enzymotec Ltd. 2013 Omnibus Equity Incentive Plan#

Exhibit no.	Description of exhibit
10.16	Form of indemnification agreement by and between Enzymotec Ltd. and each of its directors and executive officers#
10.17	Manufacture and Supply Agreement by and between Enzymotec Ltd. and Punjab Chemicals and Corp Protection Ltd., dated February 15, 2009†#
10.18	Amendment to Manufacture and Supply Agreement by and between Enzymotec Ltd. and Punjab Chemicals and Corp Protection Ltd., dated February 12, 2012†#
10.19	Memorandum of Understanding by and among Antarctic Sea Fisheries S.A. and Enzymotec Ltd. dated April 23, 2013†#
10.20	Amendment to Memorandum of Understanding by and among Antarctic Sea Fisheries S.A. and Enzymotec Ltd. dated June 14, 2013#
10.21	Loan Agreement, dated as of September 9, 2009, by and between Israel Discount Bank and Registrant∞#
10.22	Irrevocable Undertaking and Credit Line Agreement, dated as of May 1, 2012, by and between Israel Discount Bank and Registrant∞#
10.23	Irrevocable Undertaking and Credit Line Agreement, dated as of September 9, 2012, by and between Israel Discount Bank and Registrant∞#
10.24	Amendment No. 1 to the Irrevocable Undertakings of May 1, 2012 and September 9, 2012, dated as of August 7, 2013, by and between Israel Discount Bank and Registrant∞#
10.25	Amendments and Clarifications to the Debentures, dated as of September 15, 2013, by and between Israel Discount Bank and Registrant∞#
21.1	List of subsidiaries of the Registrant#
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm#
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature pages of Registration Statement)#
99.1	Consent of Michal Silverberg to be named as a director nominee#
99.2	Consent of Joseph Tenne to be named as a director nominee#

#	Previously filed.
∞	English summary of original Hebrew document.
†	Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request.
(b)	Financial Statement Schedules

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant’s consolidated financial statements and related notes thereto.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Migdal Ha’Emeq, Israel on this 24th day of September, 2013.

ENZYMOTEC LTD.

By:	/s/ Ariel Katz Ariel Katz Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date

/s/ Ariel Katz Ariel Katz	President and Chief Executive Officer (principal executive officer)	September 24, 2013
* Oren Bryan	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	September 24, 2013
* Yoav Doppelt	Chairman of the Board	September 24, 2013
* Steve Dubin	Vice Chairman of the Board	September 24, 2013
* Jacob (Yaacov) Bachar	Director	September 24, 2013
* Nir Belzer	Director	September 24, 2013
* Dov Pekelman	Director	September 24, 2013
* Yossi Peled	Director	September 24, 2013
* Imanuel Wasserman	Director	September 24, 2013

*By: /s/ Ariel Katz Ariel Katz Attorney-in-Fact

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 on this 24th day of September, 2013.

By:	/s/ Yossi Ohana Name: Yossi Ohana Title: Director, Enzymotec USA, Inc.